                                  EXHIBIT 23.2

                   [LOGO] SHATSWELL, MACLEOD & COMPANY, P.C.
                   -----------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS



                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2005 on the consolidated financial statements of Monadnock Community Bancorp, Inc. and Subsidiary, as of December 31, 2004 and 2003 and for each of the years in the two-year period ending December 31, 2004 included in the Annual Report on Form 10-KSB (SEC File No. 000-50810) of Monadnock Community Bancorp, Inc. and Subsidiary for the year then ended December 31, 2004.


                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                          SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
January 3, 2006




           83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-3635 o
              TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908

               smc@shatswell.com                  www.shatswell.com